INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT (this “Agreement”) is made by and between ZALDIVA, INC, a Nevada corporation, having principal business offices at 331 East Commercial Blvd., Ft. Lauderdale, Florida 33334, (hereinafter the “Company”) and JEFF OLWEEAN, an individual resident of the State of Florida (hereinafter “Contractor”), and is effective as of March 29, 2012, (the “Effective Date”).

RECITALS:

WHEREAS, the Company desires to retain Contractor to work with the Company’s Board of Directors (the “Board”) to enhance the value of the Company as a going concern, to develop business opportunities for the Company, and to make introductions to individuals and corporations, and Contractor desires to serve as perform such services for the Company, upon the terms and subject to the conditions hereinafter set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

ENGAGEMENT OF CONTRACTOR. The Company hereby engages Contractor, and Contractor hereby accepts and agrees to such engagement, upon the terms and subject to the conditions set forth in this Agreement.

2.

TERM.  Contractor’s engagement with the Company shall commence on the Effective Date and shall continue until the close of business on March 29, 2013 (the “Initial Term”), provided that on the first anniversary of the Effective Date, the term of the Contractor’s engagement hereunder will be automatically extended for an additional period of one year (each a “Renewal Term”) unless either the Contractor or the Company has given written notice to the other that such extension will not occur (a “Non-Renewal Notice”), which notice was given not less than sixty (60) days prior to the relevant anniversary of the Effective Date.  The Initial Term and any Renewal Term are referred to herein collectively as the “Term”.

3.

CONTRACTOR’S DUTIES.   Contractor shall perform the duties and have the responsibilities to the Company and such other duties and responsibilities as may from time to time be designated by the Company’s Board and acceptable to Contractor.    The Contractor will also work together with the Board to enhance the value of the Company as a going concern, to develop business opportunities for the Company, and to make introductions to individuals and corporations (the “Services”).

4.

NO EMPLOYMENT RELATIONSHIP.  Nothing in this Agreement shall be construed to create an employment or agency relationship, partnership or joint venture between the parties.  Contractor is an independent contractor and shall have no authority to bind or represent the Company.  Contractor shall not be entitled to participate in and/or receive any benefits that may be offered to the Company’s employees from time to time.  The Contractor acknowledges that the Company has no obligation to withhold any income or other payroll taxes on his behalf and that he will be solely responsible for compliance with all state, federal, and local laws pertaining to the withholding and payment of taxes upon the compensation provided for in this Agreement. Contractor shall indemnify, defend and hold harmless the Company from and against any losses that Company incurs as a result of Contractor’s breach of his obligations under this provision.

5.

WORKING FACILITIES.  Consistent with his status as an independent contractor, Contractor shall be responsible for providing his own facilities for the performance of his duties hereunder.

6.

COMPENSATION.  For and with respect to all services rendered by Contractor under this Agreement, and subject always to the terms and conditions hereof, Contractor will be entitled to receive the following compensation:

a.

CONSULTING FEE.  Contractor will be entitled to receive a consulting fee (the “Fee”) calculated at the rate of $48,000.00 per annum.  Contractor's Fee shall be paid in equal, periodic installments, in accordance with the Company's normal payroll procedures; however, Consultant shall be solely responsible for withholding and payment of taxes upon such Fee.  Contractor’s Fee will be reviewed annually and may be increased at the Company’s sole discretion; provided, however the Fee applicable for any particular year of the Company during the Term will be not less than the Fee applicable with respect to the immediately preceding year of the Company.

b.

EQUITY.  Contractor will be issued 2,000,000 shares of the Company’s common stock, upon execution of this Agreement (the “Restricted Shares”). On the last day of every month during the Initial Term of this Agreement, Contractor will be issued 150,000 Restricted Shares.  The Common Stock issued pursuant to this Section 5 shall be “restricted” stock as defined in Rule 144 of the Securities and Exchange Commission. Upon termination of this Agreement for any reason, Contractor shall be entitled to retain only the Restricted Shares of the Company that have been earned and vested. Contractor shall not be entitled to any unearned, non-vested Registered Shares.

7.

EXPENSES  The Company shall reimburse Contractor for reasonable out of pocket expenses incurred in the course of rendering Services hereunder, provided that Contractor provides appropriate written documentation to substantiate such expenses and receives Company’s written approval prior to incurring such expenses

8.

TERMINATION OF AGREEMENT.  This Agreement, may be terminated as hereinafter set forth in this Section 8:

(a)

If Contractor dies during the Term, this Agreement shall thereupon terminate and the Company shall have no further liability to Contractor, his heirs, personal representatives, successors or assigns under this Agreement, other than accrued but unpaid Fees and reimbursement for business expenses incurred prior to the date of termination that are otherwise reimbursable as described in the provisions of this Agreement.

(b)

The Company, by notice to Contractor, may terminate this Agreement if Contractor shall fail because of illness, disability or incapacity to render, for two (2) consecutive months, or for sixty (60) days during any twelve (12) month period, services of the character contemplated by this Agreement.  Upon termination in accordance with this Section 8(b), the Company shall have no further liability to Contractor under this Agreement, other than for accrued but unpaid Fees and reimbursement for business expenses incurred prior to the date of termination that are otherwise reimbursable as described in this Agreement.

(c)

Contractor shall have the right to terminate his/her engagement under this Agreement for Good Reason (as hereinafter defined) or for no reason at all, at any time by providing the Company with not less than thirty (30) days’ advance written notice to the Company and, upon the effective date of such termination, the Company shall pay to, or continue to pay to Contractor those amount set forth in Section 5. For purposes of this Agreement, “Good Reason” shall mean: (i) any material breach of this Agreement by the Company if the Contractor has provided the Company with written notice of the breach and the Company has not cured such breach within thirty (30) days from receipt of such notice; or (ii) without the Contractor’s express written consent, any material reduction by the Company of the Contractor's duties to the Company under this Agreement.

(d)

In addition to any other rights or remedies available to the Company during the Term, in its sole discretion the Company may terminate Contractor’s engagement for “Cause” (as hereinafter defined) effective immediately upon delivery of written notice to Contractor.  As used herein, “Cause” means the occurrence during the Term of any of the following events: (i) the Board’s determination that Contractor has materially neglected, failed or refused to render the Services or perform any other of his duties or obligations in or under this Agreement or pursuant to a lawful directive of the Board (after thirty (30) days following written notice from the Committee specifying such material violation, in reasonable detail, and Contractor’s failure to cure or remedy such material violation within such thirty (30) day period); (ii) Contractor’s material violation of any provision of or obligation under this Agreement (after thirty (30) days following written notice from the Committee specifying such material violation, in reasonable detail, and Contractor’s failure to cure or remedy such material violation within such thirty (30) day period); (iii) Contractor’s conviction for, or entry of a plea of no contest with respect to, any felony, or other crime that adversely affects the ability of Contractor to provide the Services.

8.

RIGHTS ON TERMINATION. If this Agreement is terminated (1) by the Company with Cause, (2) by reason of Contractor’s death or disability, or (3) by Contractor without Good Reason, then all further rights of Contractor to compensation from the Company under this Agreement will cease, except that Contractor shall be entitled to receive and the Company shall be obligated to pay Contractor the following:

a.

all accrued but unpaid Fees (if any) earned by Contractor through the effective date of termination of this Agreement;

b.

all unpaid reimbursable expenses due to Contractor under this Agreement as of the effective date of termination;

9.

MISCELLANEOUS.

a.

SEVERABILITY.  The terms of this Agreement are severable such that, if any term or provision is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of the provisions shall continue to be valid and enforceable.

b.

GOVERNING LAW; FORUM.  This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida.

c.

JURISDICTION AND VENUE.  The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Broward County, Florida.  Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida, in Broward County or the U.S. District Court, Southern District of Florida, Broward Division.  Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court.  Service of any court paper may be affected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

d.

WAIVER.  No delay or failure to enforce any provision of this Agreement shall constitute a waiver or limitation of rights enforceable under this Agreement.

e.

NON-ASSIGNABLE.  Neither party may assign his or its rights or delegate his or its obligations under this Agreement without the prior written consent of each other party to this Agreement.  Notwithstanding the foregoing, the covenants, terms and provisions set forth herein shall inure to the benefit of and be enforceable by the Company, its successors, assigns and successors in interest, including, without limitation, any corporation with which the Company may be merged or by which it may be acquired.

f.

BINDING EFFECT.  All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executor, legal representative, heirs, successors and permitted assigns whether so expressed or not.

g.

ENFORCEMENT COSTS.  If any civil action or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs and all expenses (including, without limitation, all such fees, costs and expenses incident to appellate, bankruptcy and post-judgment proceedings), incurred in that civil action or legal proceeding, in addition to any other relief to which such party or parties may be entitled.  Attorneys’ fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, and all other charges billed by the attorney to the prevailing party.

h.

COUNTERPARTS.  This Agreement may be executed by the parties hereto in any number of counterparts, including by facsimile or electronic signature included in an Adobe PDF file, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  The execution of counterparts shall not be deemed to constitute delivery of this Agreement by a party until the other party has also executed and delivered his/its counterparts.

i.

NOTICES.  All notices, requests, demands, applications, services of process and other communications are required to be or may be given under this Agreement shall be deemed to have been duly given if sent by reputable overnight courier (such as FedEx) or personally delivered, or mailed via certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following address:

To the Company:

             ZALDIVA, INC.

To Contractor:

JEFF OLWEEAN

___________________________________

___________________________________

___________________________________

or to such other address as any party shall furnish to the other by notice given in accordance with this Section.

j.

HEADINGS.  This section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

k.

CONSTRUCTION.  All references in this Agreement to Articles, Sections, Subsections, Paragraphs, Subparagraphs, Schedules and Exhibits are to articles, sections, subsections, paragraphs, subparagraphs, schedules and exhibits in or to this Agreement, unless otherwise expressly specified.  The words “hereof”, “hereunder”, and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provisions of this Agreement.  The term “including” is not limiting and means “including without limitation”.  In the computation of periods of time from a specified date to another specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

l.

COUNSEL.  Each party acknowledges that he/it has carefully read all of the terms of this Agreement, that he/it has been represented by counsel of his/its choosing, that the terms have been fully explained to him/it and that he/it understands the consequences of each and every term.

m.

ENTIRE AGREEMENT; MODIFICATION.  This Agreement constitutes the entire understanding of the parties hereto regarding the subject matter hereof and supersedes any and all prior or contemporaneous representations or agreements, whether written or oral, between the parties regarding the subject matter hereof, and cannot be changed or modified unless in a writing signed by the parties hereto.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY:

ZALDIVA, INC.

a Nevada corporation

By:

/s/ Jeffrey Pollitt

Title:

President & CEO

JEFF OLWEEAN

/s/ Jeff Olweean